UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2012, The Cooper Companies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of January 12, 2011 (the “Credit Agreement”), by and among the Company, CooperVision International Holding Company, LP (the “Foreign Borrower” and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders party thereto and KeyBank National Association, as administrative agent (the “Administrative Agent”). The Credit Agreement provided for (a) a multicurrency revolving credit facility in an aggregate principal amount of $750,000,000 (the “Revolving Facility”) and (b) a delayed draw term loan facility in an aggregate principal amount of $250,000,000 (the “Term Loan”). Concurrently with the effectiveness of the Amendment, and pursuant to the terms of the Credit Agreement, the Company repaid in full the outstanding Term Loan. The Amendment also modified certain provisions of the Credit Agreement to (among other things):

•	increase the aggregate commitment amount under the Revolving Facility from $750,000,000 to $1,000,000,000;

•	amend the amount by which the aggregate commitment amount under the Revolving Facility may be increased, upon written request by the Company, from $250,000,000 to $500,000,000;

•	extend the termination date of the Revolving Facility from January 12, 2016, to May 31, 2017;

•

amend the commitment fee rate to a range between 0.100% and 0.275% of the unused portion of the Revolving Facility based on a pricing grid tied to the Company’s total leverage ratio (as defined in the Credit Agreement); and

•

amend the applicable margin rates such that the loans outstanding under the Credit Agreement will bear interest based, at the Company’s option, on either the base rate or the adjusted Eurodollar rate or adjusted foreign currency rate (each as defined in the Credit Agreement), plus an applicable margin of between 0.00% and 0.75% in respect of base rate loans and between 1.00% and 1.75% in respect of adjusted Eurodollar rate or adjusted foreign currency rate loans, in each case in accordance with a pricing grid tied to the Company’s total leverage ratio.

The foregoing description of the Amendment set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On May 31, 2012, The Cooper Companies, Inc. issued a press release announcing that it had entered into an amendment to its Credit Agreement. A copy of this release is attached and incorporated by reference.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of May 31, 2012, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders party thereto and KeyBank National Association, as administrative agent.

99.1	Press release dated May 31, 2012, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and Corporate Controller (Principal Accounting Officer)

Dated: May 31, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of May 31, 2012, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders party thereto and KeyBank National Association, as administrative agent.

99.1	Press release dated May 31, 2012, of The Cooper Companies, Inc.